Item 30. Exhibit (n) i.

[KPMG letterhead appears here]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 7, 2023, with respect to the statutory financial statements of Massachusetts Mutual Life Insurance Company, included herein, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Hartford, Connecticut

April 24, 2023

[KPMG letterhead appears here]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 8, 2023, with respect to the financial statements of Massachusetts Mutual Variable Life Separate Account I, included herein, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Boston, Massachusetts

April 24, 2023